United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 21, 2019

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania                                  001-38884                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Symbol	Name of exchange on which registered
Common stock	FRAF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2019, Richard E. Jordan III, a Class C Director, submitted his resignation, effective immediately, from the Boards of Directors of Franklin Financial Services Corporation (the “Corporation”) and Farmers and Merchants Trust Company of Chambersburg (the “Bank”), the Corporation’s wholly-owned subsidiary.  Mr. Jordan is resigning due to new and additional responsibilities at Smith Land and Improvement Corporation for which he serves as president and chief executive officer and personal issues.  Mr. Jordan has served as a member of the Corporation’s and the Bank’s Boards of Directors since 2012.

The resignation is not the result of any disagreement with the Corporation or the Bank on any matter relating to their operations, policies or practices.

                                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry

Timothy G. Henry, President and Chief Executive Officer

Dated: October 24, 2019